Exhibit 5.1

[Letterhead of Faegre Drinker Biddle & Reath LLP]

May 4, 2020

Hormel Foods Corporation

1 Hormel Place

Austin, Minnesota 55912

Ladies and Gentlemen:

We have acted as counsel for Hormel Foods Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of unsecured unsubordinated debt securities (the “Securities”) of the Company. The Securities, in the form filed as Exhibit 4.4 to the Registration Statement, with appropriate insertions, may be offered in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Securities are to be issued under the indenture, dated as of April 1, 2011, filed as Exhibit 4.3 to the Registration Statement entered into by the Company and U.S. Bank National Association, as trustee (the “Indenture”).

Certain terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company as part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities.

We have examined or are otherwise familiar with the Restated Certificate of Incorporation of the Company, the By-Laws of the Company, the Registration Statement, such of the Corporate Proceedings that have occurred as of the date hereof, and such other documents, records, and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that: (i) the Indenture is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, and (ii) upon the completion of all required Corporate Proceedings and the due execution, issuance, and delivery by the Company, and the due authentication by the Trustee, of any Securities pursuant to the Indenture, such Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, in the case of each of clause (i) and (ii), subject to applicable bankruptcy, reorganization, insolvency, assignment for the benefit of creditors, moratorium, fraudulent conveyance, voidable transaction, receivership, and other laws affecting creditors’ rights generally from time to time in effect and subject to general equity principles, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law) and except further as enforcement may be limited by any governmental authority that limits, delays or prohibits the making of payments outside of the United States. As contemplated by the foregoing qualifications, in rendering the foregoing opinions, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers.

The foregoing opinions assume that (a) the Company will remain duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the consideration designated in the applicable Corporate Proceedings for any Securities shall be legally sufficient and shall have been received by the Company; (c) the Trustee has, and will have, complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Indenture and the Securities against the Company and the Trustee has, and will have, satisfied those legal requirements applicable to it to the extent necessary to make the Indenture and the Securities enforceable against it; (d) the Registration Statement shall have become effective under the Securities Act and will continue to be effective; (e) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; (f) at the time of the execution, authentication and delivery of any Securities, the Corporate Proceedings related thereto will not have been modified or rescinded, there will not have occurred any change in the law, in public policy or in the Certificate of Incorporation or Bylaws affecting the authorization, execution, delivery, validity or enforceability of the Indenture or the Securities, none of the particular terms of such Securities will violate, or be void or voidable under, any applicable law or the Certificate of Incorporation or Bylaws or be contrary to public policy, and the issuance and sale of such Securities will not violate any issuance limitation contained in the Corporate Proceedings related thereto; (g) neither the execution and delivery by the Company of any Securities or the Indenture, nor the compliance by the Company with the terms of such Securities or the Indenture, resulted or will result (as the case may be) in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company; and (h) a prospectus supplement and any other offering material describing each series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed by the Company.

We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures appearing upon certifications, documents, and proceedings, (b) that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the documents, instruments, certificates and records we have reviewed, and (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers, and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

Although Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.

The opinions expressed herein are limited to the specific issues addressed and to documents and laws existing on the date hereof. By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such documents and laws or in the interpretation thereof which may occur after the date hereof.

Our opinions set forth herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we are expressing no opinion as to the effect of any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Brandon C. Mason
Brandon C. Mason